UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2009

ENERJEX RESOURCES, INC.
(Name of small business issuer in its charter)

Nevada	000-30234	88-0422242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Corporate Woods, Suite 350 10975 Grandview Drive Overland Park, KS	66210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 754-7754

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 3, 2009, the Registrant and Paladin Capital Management, S.A. (“Paladin”) entered into a Standby Equity Distribution Agreement, or SEDA, pursuant to which, for a two-year period, the Registrant has the right to sell up to 1,300,000 shares of its common stock to Paladin at any time. These shares are being registered on a registration statement on Form S-1 of an even date herewith, even though Paladin does not own them yet. On December 3, 2009, the Registrant authorized the issuance of 90,000 shares of its common stock to Paladin as a commitment fee. As of December 9, 2009, the Registrant had not sold any shares of common stock to Paladin under the SEDA.

For each share of common stock purchased under the SEDA, Paladin will pay a percentage of the lowest daily volume weighted average closing price during the five consecutive trading days after the Registrant provide notice to Paladin based on the following:

•	85% of the market price for the initial two advances,
•	90% of the market price to the extent the Common Stock is trading below $1.00 per share during the pricing period,
•	92% of the market price to the extent the Common Stock is trading at or above $1.00 per share during the pricing period, or
•	95% of the market price to the extent the Common Stock is trading at or above $2.00 per share during the pricing period.

Each such advance may be for an amount that is the greater of $40,000 or 20% the average daily trading volume of the Registrant’s common stock for the five consecutive trading days prior to the notice date. However, the Registrant’s initial two advances under the SEDA may be for up to $55,000. In addition, in no event shall the number of shares of common stock issuable to Paladin pursuant to an advance cause the aggregate number of shares of common stock beneficially owned by Paladin and its affiliates to exceed 4.99%.

The Registrant’s right to deliver an advance notice and the obligations of Paladin thereunder with respect to an advance is subject to the Registrant’s satisfaction of a number of conditions, including that its common stock is trading, and the Registrant believes will continue for the foreseeable future to trade, on a principal market, that the Registrant has not received any notice threatening the continued listing of its common stock on the principal market and that a registration statement is effective.

In addition, without the written consent of Paladin, the Registrant may not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of common stock (other than the shares offered pursuant to the provisions of the agreement) or securities convertible into or exchangeable for common stock, warrants or any rights to purchase or acquire, common stock during the period beginning on the 5th trading day immediately prior to an advance notice date and ending on the 5th trading day immediately following the settlement date.

The Registrant may terminate the SEDA upon fifteen trading days of prior notice to Paladin, as long as there are no advances outstanding and the Registrant has paid to Paladin all amounts then due.

The foregoing description of the SEDA does not purport to be complete and is qualified in its entirety by reference to the SEDA, a copy of which is filed as Exhibit 10.1 hereto and is incorporated in this report by reference.

Item 3.02 Unregistered Sales of Equity Securities

On December 3, 2009, the Registrant authorized the issuance of 90,000 shares of its common stock to Paladin as a commitment fee under the SEDA. The Registrant believes that the issuance of the shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Standby Equity Distribution Agreement with Paladin Capital Management, S.A. dated December 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.

By: /s/ C. Stephen Cochennet
C. Stephen Cochennet, Chief Executive Officer

Date: December 9, 2009